UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2026

Utz Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street

Hanover, PA 17331

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on July 20, 2026, Utz Brands, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as may be amended, supplemented, or modified from time to time, the “Merger Agreement”) with Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and certain other Transaction Agreements (as defined in the Merger Agreement).

A special meeting of stockholders of the Company was held on November 13, 2026 at 9:00 a.m. Eastern Time in a virtual meeting format via live interactive webcast (the “Special Meeting”). Based on preliminary estimated results of the Special Meeting provided by the Company’s proxy solicitor, Innisfree M&A Incorporated, at the Special Meeting the Company’s stockholders considered, voted upon and approved (i) a proposal to approve and adopt the Merger Agreement, together with the other Transaction Agreements (as defined in the Merger Agreement) and the transactions contemplated thereby, including the Merger, the TRA Payment (as defined in the Merger Agreement) and the Recapitalization (as defined in the Merger Agreement) (the “Transaction Proposal”) and (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger. Because the Transaction Proposal was approved based on preliminary estimated results, a proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Transaction Proposal at the time of the Special Meeting, was rendered moot and was not called for a vote at the Special Meeting. The final results of the Special Meeting will be disclosed by the Company in a Current Report on Form 8-K.

As a result of the stockholder approvals reflected in the preliminary estimated results, the Company expects the Merger to be consummated on or around November 20, 2026, subject to the satisfaction or waiver of the remaining conditions to the consummation of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: November 13, 2026

	By:	/s/ Theresa R. Shea

Name:	Theresa R. Shea
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary